EXHIBIT 99.17


                                [ICG LETTERHEAD]

                                                           As of August 17, 2001

BrightCube,  Inc.
240 Center Street
El Segundo, CA 90245

Ladies  and  Gentlemen:

     Reference is made to that certain Loan and Security Agreement, dated as of July 16, 2001 by and between BRIGHTCUBE, INC., a Nevada corporation (the "Borrower") and INTELLECT CAPITAL GROUP, LLC, a Delaware limited liability
 --------
company  (the  "Lender") (such agreement, as amended, modified, supplemented and
                ------
restated  from time to time, the "Loan Agreement"; capitalized terms used herein
                                  --------------
without definition shall have the meanings ascribed to them in the Loan Agreement).

     This letter and the agreements set forth herein are limited strictly to the express terms thereof, and shall not be construed to otherwise amend or alter in any respect the terms of the Loan Agreement or any other Loan Document, each of which is hereby ratified the Borrower and the Lender in all respects. Without limiting the foregoing, the Lender shall not be deemed to have notice of, or to have waived, any default under the Loan Agreement or any other Loan Document by virtue of entering into this letter, nor does this letter in any way waive or limit any of the rights of the Lender in connection with the occurrence of any Material Adverse Effect. It is further expressly understood that no forbearance or waiver in connection with the Loan Agreement on any occasion shall be deemed to constitute a forbearance or waiver of compliance with such provision on any other occasion.

     As a material inducement to the Lender to enter into this letter, (i) the Borrower hereby affirms that its representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof; (ii) the Borrower hereby agrees to issue to the Lender a warrant to purchase One Million Eight Hundred Seventy-Five Thousand (1,875,000) shares of the Borrower's common stock on the terms and conditions set forth in the Warrant Agreement to Purchase Common Stock of BrightCube, Inc. attached hereto as Exhibit A; and (iii) the Borrower agrees to pay the Promissory Note according to
---------
the terms thereof, as modified by this letter, and agrees to perform all of the acts required under the terms of Loan Documents.

     In consideration of the Borrower's undertakings set forth above, the Lender agrees to forbear from exercising its demand rights set forth in (i) Article II of the Loan Agreement and (ii) Section 5 of the Promissory Note, for a period of thirty (30) calendar days commencing on the date first set forth above (the "Forbearance"). In the event that the Borrower files for or declares any form of bankruptcy, the Forbearance immediately will cease to apply. In addition, should the Borrower receive the sum of at least One Million Dollars ($1,000,000) during the term of the Forbearance, the Forbearance shall immediately cease to apply upon receipt of such amount.

     This letter shall for all purposes be considered a Loan Document and shall be subject to the provisions of the Loan Agreement as amended hereby. Without limiting the foregoing, the parties hereby incorporate the Miscellaneous Provisions set forth in Article X of the Loan Agreement as if set forth in full herein. This letter may be executed in counterparts (including, without limitation, counterparts delivered by telecopier), each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     Please confirm your acceptance of and agreement with the foregoing by executing a copy of this letter in the space provided below and returning it to us.

                              INTELLECT  CAPITAL  GROUP,  LLC

                              (Lender)





                              By:  /s/  Terren  S.  Peizer
                              Name:  Terren  S.  Peizer
                                     ------------------
                              Title:  Chairman  &  CEO
                                      ----------------







ACCEPTED  AND  AGREED  AS  OF
THE  DATE  FIRST  WRITTEN  ABOVE

BRIGHTCUBE,  INC.

By:  /s/  Al  Marco
          ---------
Name:  Al  Marco
       ---------
Title:  Chief  Executive  Officer
        -------------------------

                                                                          ------
                                                                       EXHIBIT A
                                                                       ---------

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON
TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM, OR UPON RECEIPT OF AN OPINION BY COUNSEL IN FORM SATISFACTORY TO BRIGHTCUBE.

                                WARRANT AGREEMENT

                  TO PURCHASE COMMON STOCK OF BRIGHTCUBE, INC.

          This Warrant Agreement (the "Agreement") is entered into this ____ day
                                       ---------
of August, 2001, by and between BRIGHTCUBE, INC., a Nevada corporation ("BrightCube") and INTELLECT CAPITAL GROUP, LLC, a Delaware limited liability
  ----------
company  ("Holder").  For  good  and  valuable  consideration,  the  receipt and
           ------
sufficiency  of  which  is  hereby  acknowledged,  the parties agree as follows:


          1.     Issuance  of  Warrants.  BrightCube,  subject  to the terms and
                 ----------------------
conditions hereinafter set forth, hereby issues to Holder warrants (the "Warrants") to purchase one million eight hundred and seventy-five thousand
 --------
(1,875,000)  shares  of  BrightCube  common  stock (the "Shares").  The exercise
                                                         ------
price  of  the Shares shall be $0.30 per share (the "Exercise Price") subject to
                                                     --------------
adjustment  in  accordance  with  Section  6  of  this  Agreement.

          2.     Term.  The  Warrants  may  be  exercised  at any time after the
                 ----
Effective Date set forth on the signature page hereof and before the expiration of sixty (60) months from the Effective Date.

          3.     Method  of  Exercise;  Payment.
                 ------------------------------

               3.1     Cash  Exercise.  Holder  shall  exercise  the  Warrants
                       --------------
granted hereunder, in whole or in part, by delivering to BrightCube at the office of BrightCube, or at such other address as BrightCube may designate by notice in writing to the holder hereof, the Notice of Exercise attached hereto as Exhibit A and incorporated herein by reference and a certified check or wire
    ---------
transfer in lawful money of the United States for the Exercise Price for the entire amount of the number of Warrants being exercised

               3.2     Net  Issue  Exercise.  In lieu of exercising the Warrants
                       --------------------
pursuant to Section 0, Holder may elect to receive a number of shares equal to the value (as determined below) of the Warrants (or any portion thereof remaining unexercised) by surrender of the Warrants at the principal office of BrightCube, or at such other address as BrightCube may designate by notice in writing to the holder hereof, together with the Notice of Exercise attached hereto as Exhibit A and incorporated herein by reference, in which event
            ----------
BrightCube shall issue to Holder a number of Shares computed using the following formula:

                               X  =  Y(A-B)
                                     ------
                                       A

          Where:    X  =  the  number  of  Shares  to  be  issued  to  Holder.

                    Y  =  the  number  of  Shares purchasable under this Warrant
                          (at  the  date  of  such  exercise).

                    A  =  the  fair  market  value  of  one share of the Warrant
                          Stock  (at  the  date  of  such  calculation).

                    B  =  the  Warrant  Price  (as adjusted to the date of  such exercise).

For purposes of this subsection, fair market value of one Share shall mean: (a) the average of the closing bid and asked prices of the common stock quoted in the NASDAQ National Market System or the Over-the-Counter market or the closing price quoted on any exchange on which the common stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of the fair market value; or (b) if the common stock is not publicly traded, the per share fair market value of the common stock shall be determined in good faith by BrightCube's Board of Directors. If Holder disagrees with the determination by the Board of Directors of the fair market value of the common stock then such fair market value shall be determined by an independent appraiser selected jointly by BrightCube and Holder. The cost of such appraisal shall be paid equally by BrightCube and Holder.

               3.3 As promptly as practicable on or after such date, BrightCube shall cause to be issued and delivered to Holder a certificate or certificates for the number of full Shares issuable upon such exercise.
Notwithstanding the foregoing or any other provision of the Warrants, the Warrants shall not be exercised for less than 1,000 Shares at any time unless at such time less than 1,000 such Shares are subject to such exercise.

               3.4 Issuance of certificates for the Shares upon the exercise of the Warrants shall be made without charge to the registered holder hereof for any issue or transfer tax or other incidental expense with respect to the issuance of such certificates, all of which taxes and expenses shall be paid by BrightCube, and such certificates shall be issued in the name of the registered holder of the Warrants or in such name or names as may be directed by the registered holder of the Warrants; provided, however, that in the event certificates for the Shares are to be issued in a name other than the name of the registered holder of the Warrants, the Warrants, when surrendered for exercise, shall be accompanied by the Notice of Exercise attached hereto duly executed by the holder hereof.

               3.5     Upon  delivery  of  all  of  the  items set forth in this
Section 3, Holder shall be entitled to receive a certificate or certificates representing the Shares. Such Shares shall be validly issued, fully paid and non-assessable.

               3.6 Warrants shall be deemed to have been exercised immediately prior to the close of business on the day of such delivery, and Holder shall be deemed the holder of record of the Shares issuable upon such exercise at such time.

               3.7 Upon any partial exercise of the Warrants, at the request of BrightCube, this Agreement shall be surrendered and a new Agreement evidencing the right to purchase the number of Shares not purchased upon such exercise shall be issued to Holder.

               3.8 No fractional Shares are to be issued upon the exercise of the Warrants, but rather the number of Shares issued upon exercise of the Warrants shall be rounded up or down to the nearest whole number.

          4.     Representations  and  Warranties  of  BrightCube.  BrightCube
                 ------------------------------------------------
hereby  covenants  and  agrees  as  follows:

               4.1 This Warrant is, and any Warrants issued in substitution for or in replacement of this Warrant upon issuance will be, duly authorized and validly issued.

               4.2 All Warrants that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

          5.     Representations  and  Warranties  of  Holder.  Holder  hereby
                 --------------------------------------------
represents  and  warrants  to  BrightCube  as  follows:

               5.1     Sophistication.  Holder has (a) a preexisting personal or
                       --------------
business relationship with BrightCube or one or more of its officers, directors, or control persons; or (b) by reason of Holder's business or financial experience, or by reason of the business or financial experience or of Holder's financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by BrightCube or any affiliate or selling agent of BrightCube, Holder is capable of evaluating the risks and merits of this investment and of protecting Holder's own interests in connection with this investment.

               5.2     Accredited  Investor.  Holder is an "accredited investor"
                       --------------------
as such term is defined under Regulation D of the Securities Act of 1933, as amended (the "Securities Act").
                ---------------

               5.3     Investment  Intent.  Holder  is  purchasing the Warrants,
                       ------------------
and will purchase the Shares solely for his or her own account for investment. Holder has no present intention to resell or distribute the Warrants or the Shares or any portion thereof. The entire legal and beneficial interest of the Warrants is being purchased, and will be held, for Holder's account only, and neither in whole or in part for any other person.

               5.4     Information  Concerning  Company.  Holder is aware of the
                       --------------------------------
business affairs and financial condition of BrightCube and has acquired sufficient information about BrightCube to make an informed and knowledgeable decision to purchase the Warrants and the Shares.

               5.5     Economic  Risk.  Holder realizes that the purchase of the
                       --------------
Warrants and the Shares will be a highly speculative investment and involves a high degree of risk. Holder is able, without impairing its financial condition, to hold the Warrants and/or the Shares for an indefinite period of time and to suffer a complete loss of its investment.

          6.     Anti-dilution  Adjustments.  The Warrants granted hereunder and
                 --------------------------
the Exercise Price thereof shall be subject to adjustment from time to time upon the happening of certain events as set forth below.

               6.1     Stock  Splits  and  Dividends.  If  outstanding shares of
                       -----------------------------
BrightCube Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Shares purchasable upon the exercise of the Warrants shall be changed to the number determined by dividing (a) an amount equal to the number of Shares issuable upon the exercise of the Warrants immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (b) the Exercise Price in effect immediately after such adjustment.

               6.2     Reclassification,  Etc.  Subject to Section 11 hereof, in
                       ----------------------
case there occurs any reclassification or change of the outstanding securities of BrightCube or any reorganization of BrightCube (or any other corporation the stock or securities of which are at the time receivable upon the exercise of the Warrants) or any similar corporate reorganization on or after the date hereof, then and in each such case Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which Holder would have been entitled upon such consummation if Holder had exercised the Warrants immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section.

               6.3     Adjustment  Certificate.  When any adjustment is required
                       -----------------------
to be made in the Shares or the Exercise Price pursuant to this Section, BrightCube shall promptly mail to Holder a certificate setting forth (a) a brief statement of the facts requiring such adjustment, (b) the Exercise Price after such adjustment and (c) the kind and amount of stock or other securities or property into which the Warrants shall be exercisable after such adjustment.

          7.     Notices.  BrightCube  will give written notice to the holder of
                 --------
this Warrant at least twenty (20) days prior to the date on which any reorganization, consolidation, merger, sale, dissolution, liquidation or other similar transaction will take place.

          8.     Lost,  Stolen, Mutilated or Destroyed Warrant.  If this Warrant
                 ---------------------------------------------
is lost, stolen, mutilated or destroyed, BrightCube shall, on receipt of indemnification undertaking and upon a notarized affidavit stating the cause for a new issuance, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

          9.     Reservation  of  Shares.  BrightCube  shall  at  all times keep
                 -----------------------
reserved a sufficient number of authorized shares of Common Stock to provide for the exercise of the Warrants in full.

          10.     Transferability.  The  Warrants  issued  hereunder and any and
                  ---------------
all Shares issued upon exercise of the Warrants shall be transferable on the books of BrightCube by the holder hereof in person or by duly authorized attorney subject to any restrictions imposed by applicable federal or state securities laws. It shall be a further condition to any transfer of the Warrants that the transferor (if any portion of the Warrants are retained) and the transferee shall receive and accept new Warrants, of like tenor and date, executed by BrightCube, for the portion so transferred and for any portion retained, and shall surrender this Agreement executed.

          11.     Mandatory  Conversion.  Upon  any  recapitalization,
                  ---------------------
reorganization, consolidation, merger, sale of the Company's assets, sale of substantially all of the Company's assets or other similar transaction which is effected in such a way that the holders of Shares are entitled to receive stock, securities or assets, all Warrants than outstanding shall automatically be converted into Common Stock.

          12.     Voting.  Nothing  contained  in  this  Agreement  shall  be
                  ------
construed as conferring upon Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect to any meeting of shareholders for the election of directors of BrightCube or for any other purpose not specified herein.

          13.     Miscellaneous.
                  -------------

               13.1     Amendment.  This  Agreement  may  be  amended by written
                        ---------
agreement  between  BrightCube  and  Holder.

               13.2     Notice.  Any  notice,  demand  or  request  required  or
                        ------
permitted to be given under this Agreement will be in writing and will be deemed sufficient when delivered personally or sent by telegram or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, or with a commercial courier service, with postage prepaid, and addressed, if to BrightCube, at its principal place of business, attention the President, and if to Holder, at Holder's address as shown on the stock records of BrightCube.

               13.3     Further  Assurances.  Both  parties agree to execute any
                        -------------------
additional documents and take any further actions necessary to carry out the purposes of this Agreement.

               13.4     Severability.  If  any  provision  of  this Agreement is
                        ------------
held by any court of competent jurisdiction to be illegal, unenforceable or void, such provision will be enforced to the greatest extent possible and all other provisions of this Agreement will continue in full force and effect.

               13.5     Governing  Law.  This  Agreement will be interpreted and
                        --------------
enforced  in  accordance  with  California  law.

               13.6     Survival.  The  representations  and  warranties  of the
                        --------
parties hereto set forth in this Agreement shall survive the closing and consummation of the transactions contemplated hereby for a period of three (3) years from the date hereof.

               13.7     Entire  Agreement;  Successors  and  Assigns.  This
                        --------------------------------------------
Agreement and the documents and instruments attached hereto constitute the entire agreement between Holder and BrightCube relative to the subject matter hereof. Any previous agreements between the parties are superseded by this Agreement. Subject to any exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

               13.8     Counterparts.  This  Agreement may be executed in two or
                        ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               13.9     Headings.  The  headings  of  the  Sections  of  this
                        --------
Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

               13.10     Attorney  Fees.  If  any action is brought to interpret
                         --------------
or enforce the terms of this Agreement, the prevailing party in such action shall be entitled to recover its attorneys fees and costs incurred in connection with such action.



         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered by their duly authorized officers as of August ___, 2001 (the "Effective Date").
   -------------



                              BRIGHTCUBE,  INC.






                              By:
                                 ------------------------------


                              Its:
                                  -----------------------------









HOLDER:                         INTELLECT  CAPITAL  GROUP,  LLC









                              By:
                                 ------------------------------


                              Its:
                                  -----------------------------

                                    EXHIBIT A



                                     WARRANT

                               NOTICE OF EXERCISE
                               ------------------

To:     BrightCube,  Inc.

          1. In lieu of exercising the attached Warrant for cash or check, INTELLECT CAPITAL GROUP, LLC, a Delaware limited liability company ("Holder")
                                                                        ------
hereby elects to effect the net issuance provision of Section 0 of this Warrant Agreement dated August ____, 2001 ("Warrant") and receive ______________ shares
                                     -------
of  Common Stock of BrightCube, Inc. ("BrightCube") pursuant to the terms of the
                                       ----------
Warrant executed by Holder and BrightCube. (Initial here if Holder elects this alternative)

          2. Holder hereby elects to purchase ___________ shares of Common Stock of BrightCube pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

          3. Please issue a certificate or certificates representing said shares in the name of Holder.



HOLDER:                              INTELLECT  CAPITAL  GROUP,  LLC,

                                     a  Delaware  limited  liability  company






                                     By:
                                        ------------------------------


                                     Its:
                                         -----------------------------